Ambac Assurance Corporation
                                     One State Street Plaza
                                     New York, NY 10004
                                     212.668.0340

AMBAC                                A MEMBER OF THE AMBAC FINANCIAL GROUP, INC.


March 23, 2004


Russell Shepherd, Esq.
Assistant Counsel
First Investors Corporation
95 Wall Street
New York, New York 10005-4297

Re:  First Investors Multi-State Insured Tax Free Fund
     -------------------------------------------------

Dear Mr. Shepherd:

We have reviewed and we hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

If you have any questions, please do not hesitate to call me at 212-208-3344.


Yours truly,

/s/ Eileen L. Kirchoff

Eileen L. Kirchoff
First Vice President and
Assistant General Counsel